Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Ecolab Inc. on Form S-8 and the related Prospectus for the Ecolab Inc. 2005 Stock Incentive Plan of our reports dated February 24, 2005 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appear in the 2004 Annual Report to Shareholders of Ecolab Inc., which is incorporated by reference in Ecolab Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the incorporation by reference of our report dated February 24, 2005 relating to the financial statement schedule of Ecolab Inc., which appears in such Annual Report on Form 10-K.  We also consent to the references to us under the heading “Experts” in this Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 3, 2005